Exhibit 99.1
VERIFONE SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 11, 2017, we divested our Taxi Solutions business for $22.5 million in cash plus $7.5 million due in March 2018, to Curb Technologies, LLC ("Curb"). In connection with the transaction, we retained a 10% equity interest in a limited liability company that is an indirect parent of Curb. In addition, the buyer assumed responsibility for the $50.3 million of associated operating lease commitments. The former general manager of our Taxi Solutions business provided a portion of the funding in connection with the transaction and acquired an interest in a limited liability company that is an indirect parent of Curb.

On June 30, 2017, we completed the divestiture of a controlling interest in Verifone Systems (China), Inc., the entity which operates our China business. As a result of the divestiture, the former general manager of our China business, Arthur Jiang, acquired 70% of the equity in Verifone China and we retained a 30% preferred equity interest in the form of non-voting equity that has a liquidation preference of $29 million and that is non-convertible for an initial two year period.

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet, as of July 31, 2017, reflects our financial position as if the Taxi Solutions divestiture had occurred on July 31, 2017. The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended July 31, 2017 and fiscal year ended October 31, 2016 reflect our results of operations as if the China and Taxi Solutions divestitures had occurred on November 1, 2015.

This Unaudited Pro Forma Condensed Consolidated Financial Information and the accompanying notes should be read in conjunction with:

i. The audited Consolidated Financial Statements and the accompanying notes and Management's Discussion and Analysis of Financial Conditions and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2016, and

ii. The Unaudited Condensed Consolidated Financial Statements and accompanying notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included in our Form 10-Q for the nine months ended July 31, 2017.

The Historical column in the Unaudited Pro Forma Condensed Consolidated Financial Information reflects our historical financial statements for the periods presented and does not reflect any adjustments related to the divestitures of our China and Taxi Solutions businesses.

The China business column and the Taxi Solutions business column in the Unaudited Pro Forma Condensed Consolidated Financial Information represent the adjustments required to exclude the financial position and results of these businesses on a carve-out basis for the periods indicated, including all allocations necessary to operate the business. The results of the China business for the nine months ended July 31, 2017 include $14.7 million Restructuring and related charges and a $11.1 million impairment charge for inventory write offs charged to cost of system revenues. The results of the Taxi Solution business for the nine months ended July 31, 2017 include a fair value adjustment charge of $43.2 million in Restructuring and related charges and a $17.4 million Goodwill impairment charge. The fair value adjustment and goodwill and inventory impairment charges were included in the results of the China and Taxi Solutions businesses as they were directly related to the divestiture transactions.

The Other Pro Forma Adjustments column represents certain assets, liabilities and previously allocated corporate overhead costs of the China and Taxi Solutions businesses that will be retained by us, as well as certain adjustments related to the divestiture transaction. The adjustments represent our current best estimates and may differ from the actual adjustments.

The Unaudited Pro Forma Condensed Consolidated Financial Information is presented for informational purposes only, and is based on information currently available, and is not intended to represent or be indicative of what our results of operations or financial position would have been had the divestiture transaction occurred on the dates indicated. The Unaudited Pro Forma Condensed Consolidated Financial Information also should not be considered representative of our future results of operations or financial position.

In accordance with Article 11 of SEC Regulation S-X, the Unaudited Pro Forma Condensed Consolidated Financial Information reflects adjustments to the extent they are directly attributable to the divestiture transaction, factually supportable and, for statements of operations purposes, are expected to have a continuing impact on our results of operations. Proforma adjustments related to the Unaudited Pro Forma Condensed Consolidated Balance Sheet include adjustments which give effect to events that are directly attributable to the divestiture transaction and are factually supportable regardless of whether they have a continuing impact or are nonrecurring.

VERIFONE SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED JULY 31, 2017
(In thousands, except per share amounts)

	Historical	China business	Pro Forma Adjustments (Divestiture of China business)	Notes	Pro Forma Results (adjusted for the Divestiture of China business)	Taxi Solutions business	Pro Forma Adjustments (Divestiture of Taxi Solutions business)	Notes	Proforma Verifone (Combined)
Net revenues:
Systems	$817,027	$(10,515)	$—		$806,512	$—	$—		$806,512
Services	577,395	(648)	—		576,747	(80,115)	—		496,632
Total net revenues	1,394,422	(11,163)	—		1,383,259	(80,115)	—		1,303,144
Cost of net revenues:
Systems	520,385	(22,394)	—		497,991	—	—		497,991
Services	355,395	(348)	—		355,047	(71,984)	533		283,596
Total cost of net revenues	875,780	(22,742)	—		853,038	(71,984)	533		781,587
Gross margin	518,642	11,579	—		530,221	(8,131)	(533)		521,557
Operating expenses:
Research and development	158,454	(4,157)	192	A	154,489	(1,811)	4	A	152,682
Sales and marketing	146,806	(2,563)	—	A	144,243	(8,588)	174	A	135,829
General and administrative	142,425	(197)	—	A	142,228	(5,275)	590	A	137,543
Restructuring and related charges	135,743	(14,720)	—		121,023	(43,383)	—		77,640
Goodwill impairment	17,384	—	—		17,384	(17,384)	—		—
Amortization of purchased intangible assets	53,873	—	—		53,873	(1,070)	—		52,803
Total operating expenses	654,685	(21,637)	192		633,240	(77,511)	768		556,497
Operating income (loss)	(136,043)	33,216	(192)		(103,019)	69,380	(1,301)		(34,940)
Interest expense, net	(24,712)	(4)	—		(24,716)	—	—		(24,716)
Other income (expense), net	4,666	(124)	—		4,542	—	—		4,542
Income (loss) before income taxes	(156,089)	33,088	(192)		(123,193)	69,380	(1,301)		(55,114)
Income tax provision	22,088	(217)	(18)	B	21,853	—	(24)	B	21,829
Consolidated net income (loss)	(178,177)	33,305	(174)		(145,046)	69,380	(1,277)		(76,943)
Net income (loss) attributable to noncontrolling interests	(1,332)	—	—		(1,332)	—	—		(1,332)
Net income (loss) attributable to Verifone Systems, Inc. stockholders	$(176,845)	$33,305	$(174)		$(143,714)	$69,380	$(1,277)		$(75,611)
Net income (loss) per share attributable to Verifone Systems, Inc. stockholders:
Basic	$(1.58)								$(0.68)
Diluted	$(1.58)								$(0.68)
Weighted average number of shares used in computing net loss per share attributable to Verifone Systems, Inc. stockholders:
Basic	111,669								111,669
Diluted	111,669								111,669

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

VERIFONE SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED OCTOBER 31, 2016
(In thousands, except per share amounts)

	Historical	China business	Pro Forma Adjustments (divestiture of China business)	Notes	Pro Forma Results (adjusted for the divestiture of the China business)	Taxi Solutions business	Pro Forma Adjustments (divestiture of the Taxi Solutions business)	Notes	Proforma Verifone (Combined)
Net revenues:
Systems	$1,236,361	$(14,590)	$—		$1,221,771	$—	$—		$1,221,771
Services	755,788	(1,878)	—		753,910	(123,266)	—		630,644
Total net revenues	1,992,149	(16,468)	—		1,975,681	(123,266)	—		1,852,415
Cost of net revenues:
Systems	744,311	(13,924)	—		730,387	—	—		730,387
Services	453,527	(1,514)	—		452,013	(108,557)	537		343,993
Total cost of net revenues	1,197,838	(15,438)	—		1,182,400	(108,557)	537		1,074,380
Gross margin	794,311	(1,030)	—		793,281	(14,709)	(537)		778,035
Operating expenses:
Research and development	207,503	(9,465)	1,394	A	199,432	(3,996)	3	A	195,439
Sales and marketing	217,039	(5,385)	224	A	211,878	(12,377)	185	A	199,686
General and administrative	204,552	(917)	449	A	204,084	(12,166)	820	A	192,738
Restructuring and related charges	41,254	(863)	—		40,391	—	—		40,391
Litigation settlement and loss contingency expense	650	—	—		650	—	—		650
Amortization of purchased intangible assets	90,534	—	—		90,534	(3,002)	—		87,532
Total operating expenses	761,532	(16,630)	2,067		746,969	(31,541)	1,008		716,436
Operating income	32,779	15,600	(2,067)		46,312	16,832	(1,545)		61,599
Interest expense, net	(34,564)	(11)	—		(34,575)	—	—		(34,575)
Other income (expense), net	3,612	(501)	—		3,111	—	—		3,111
Income before income taxes	1,827	15,088	(2,067)		14,848	16,832	(1,545)		30,135
Income tax provision	11,527	(353)	(385)	B	10,789	—	(41)	B	10,748
Consolidated net income (loss)	(9,700)	15,441	(1,682)		4,059	16,832	(1,504)		19,387
Net loss attributable to noncontrolling interests	(419)	—			(419)	—	—		(419)
Net income (loss) attributable to VeriFone Systems, Inc. stockholders	$(9,281)	$15,441	$(1,682)		$4,478	$16,832	$(1,504)		$19,806

Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$(0.08)								$0.18
Diluted	$(0.08)								$0.18

Weighted average number of shares used in computing net income (loss) per share attributable to VeriFone Systems, Inc. stockholders:
Basic	110,829								110,829
Diluted	110,829								111,571

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

VERIFONE SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JULY 31, 2017
(IN THOUSANDS)

	Historical	Pro Forma Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$158,826	$22,500	C	$181,326
Accounts receivable, net	326,327	—		326,327
Inventories	127,496	—		127,496
Prepaid expenses and other current assets	165,856	(43,231)	D	122,625
Total current assets	778,505	(20,731)		757,774
Property and equipment, net	130,454	—		130,454
Purchased intangible assets, net	257,532	—		257,532
Goodwill	1,116,752	—		1,116,752
Deferred tax assets, net	36,144	—		36,144
Other long-term assets	99,786	2,000	E	101,786
Total assets	$2,419,173	$(18,731)		$2,400,442

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$157,118	$—		$157,118
Accruals and other current liabilities	253,239	(23,731)	D	229,508
Deferred revenue, net	110,639	—		110,639
Short-term debt	68,216	—		68,216
Total current liabilities	589,212	(23,731)		565,481
Long-term deferred revenue, net	66,806	—		66,806
Deferred tax liabilities, net	102,401	—		102,401
Long-term debt	809,885	—		809,885
Other long-term liabilities	69,982	—		69,982
Total liabilities	1,638,286	(23,731)		1,614,555

Redeemable noncontrolling interest in subsidiary	1,084	—		1,084

Stockholders’ equity:
Common stock	1,122	—		1,122
Additional paid-in capital	1,802,204	—		1,802,204
Accumulated deficit	(795,185)	5,000	F	(790,185)
Accumulated other comprehensive loss	(255,993)	—		(255,993)
Total VeriFone Systems, Inc. stockholders’ equity	752,148	5,000		757,148
Noncontrolling interests in subsidiaries	27,655			27,655
Total equity	779,803	5,000		784,803
Total liabilities, redeemable noncontrolling interest in subsidiary and equity	$2,419,173	$(18,731)		$2,400,442

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

VERIFONE SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of July 31, 2017 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended July 31, 2017 and for the year ended October 31, 2016 include the following Other Pro Forma Adjustments:

A.
Reflects inclusion of costs and expenses that were historically allocated to the China and Taxi Solutions businesses and will remain with Verifone’s operations. Certain of these costs may be recoverable prospectively as part of our transfer services agreement with the respective buyers.

B.	Reflects the pro forma tax adjustments related to Pro Forma Adjustments, which were estimated using applicable statutory rates.

C.	Represents $22.5 million in cash received at close.

D.
Represents the fair value of the Taxi held for sale assets and liabilities at July 31, 2017. The Prepaids expenses and other current assets include a pro forma adjustment for the $7.5 million receivable from the buyer payable ninety days after close.

E.	Reflects the 10% equity investment we retained in connection with the divestiture transaction.

F.
Represents the computed after tax divestiture gain that would have been realized upon the disposition of the Taxi Solution business had the transaction closed on July 31, 2017. The actual amount of the after tax divestiture gain or loss recognized at the close of the divestiture will depend on the change in the value of the Taxi Solutions business net assets from July 31, 2017 to December 11, 2017. This $5.0 million has not been reflected in the Unaudited Pro Forma Condensed Consolidated Statements of Operations as it is considered to be nonrecurring in nature.

The Unaudited Pro Forma Financial Condensed Consolidated Information and Pro Forma Adjustments do not include future costs related to the transfer services agreement, which are not expected to be material.